UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): January 25, 2001


                              FORELAND CORPORATION
      --------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


            Nevada                      0-14096                   87-0422812
-------------------------------  ------------------------    ------------------
(State or other jurisdiction of  (Commission File Number)       (IRS Employer
 incorporation or organization)                              Identification No.)


         2561 South 1560 West, Suite 200
                Woods Cross, Utah                                   84098
      ------------------------------------------                 -------------
       (Address of Principal Executive Offices)                    (Zip Code)


       Registrant's Telephone Number, including Area Code: (801) 298-9866

                                       N/A
              -----------------------------------------------------
              (Former name, former address, and formal fiscal year,
                          if changed since last report)

--------------------------------------------------------------------------------
                              ITEM 5. OTHER EVENTS
--------------------------------------------------------------------------------

On January 25, 2001, Foreland announced that it has begun drilling the Pine Valley 42-16 exploration well in Eureka County, Nevada. Foreland completed a 25 square mile 3-D survey of the area in 1999, and has defined two potentially productive zones at the well location. Foreland has explored for "elephant" size fields in Nevada since 1985.

Participating in the well are Farakel Company of Houston, Texas and Mirage Energy of Minneapolis, Minnesota. Foreland is the operator and retains a 16.6% carried interest in the prospect. The well is expected to reach a total depth of approximately 9000 feet during February.

Foreland also announced that it has reached preliminary agreement with Petro Source Corporation of Houston, Texas on the settlement of a lawsuit which Petro Source brought against Foreland in February 2000. Foreland will announce details of the settlement pending the execution of final documents.

                               -------------------

This report contains forward-looking statements. Forward-looking statements are not guarantees of future drilling or other exploration or development results, the actual presence or recoverability of estimated reserves, the ability to establish reserves, the ability to estimate accurately drilling and completion costs, drilling schedules or similar matters. Forward-looking statements are subject to risks and uncertainties outside Foreland's control. Actual events or results may differ materially from the forward-looking statements. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see Foreland's 1999 annual report on Form 10-KSB and other SEC reports.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          Foreland Corporation
                                          Registrant

Dated:  January 29, 2001                  By /s/ Bruce C. Decker
                                             -------------------------------
                                             Bruce C. Decker, Vice-President


                                       2